Exhibit 10.1

SIXTH AMENDMENT TO CREDIT AGREEMENT

THE STEAK N SHAKE COMPANY, an Indiana corporation (the “Company”) and FIFTH THIRD BANK (CENTRAL INDIANA), a Michigan banking corporation, formerly known as Fifth Third Bank, Indiana (Central) (the “Bank”), being parties to that certain Credit Agreement dated as of November 16, 2001, as previously amended (collectively, the “Agreement”) agree to further amend the Agreement by this Sixth Amendment to Credit Agreement (this “Amendment”) as follows.

1. DEFINITIONS. All defined terms used herein which are not otherwise defined in this Amendment shall have their respective meanings set forth in the Agreement.

(a)	Amended Definitions. The following definitions appearing under Section 1 of the Agreement are hereby amended and restated in their respective entireties as follows:

s.
“Interest Period” means each consecutive one (1), seven (7), thirty (30), sixty (60), ninety (90), or one hundred twenty (120) day period for which the Company shall have selected the LIBOR-based Rate, effective as of the first day of each Interest Period and ending on the last day of each Interest Period; provided, that if any Interest Period is selected to end on a date for which there is no numerical equivalent to the date on which the Interest Period commenced, then the Interest Period shall end instead on the last day of such calendar month.

z. “London Interbank Offered Rate” means as to each Interest Period, the offered rate for U.S. Dollar deposits of not less than One Million and 00/100 Dollars ($1,000,000.00) as of 11:00 a.m. City of London, England time two (2) London Business Days prior to the first day of each Interest Period as shown on the display designated as “British Bankers Association Interest Settlement Rates” on the Telerate System (“Telerate”), page 3750 or page 3740, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate or any successor rate reporting system rounded upward to the nearest eighth of one-percent; provided, however, that if such rate is not available on the Telerate then such offered rate shall be otherwise independently determined by the Bank from an alternate, substantially similar independent source available to the Bank or shall be calculated by the Bank by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

(b)	New Definition. The following new definition is hereby added to Section 1 of the Agreement as follows:

uu. “Sixth Amendment” means that certain agreement entitled “Sixth Amendment to Credit Agreement” entered into by and between the Company and the Bank dated as of September 11, 2006, for the purpose of amending this Agreement.

2.  GUARANTIES. Section 4 of the Agreement is hereby amended and restated in its entirety as follows:

Section 4. GUARANTIES. The Obligations shall be supported by the unconditional guaranty of prompt payment of each of Steak n Shake Operations, Inc., an Indiana corporation, Steak n Shake Enterprises, Inc., an Indiana corporation, and SnS Investment Company, an Indiana corporation ( each a “Guarantor” and collectively, the “Guarantors”), which shall be evidenced by a Guaranty Agreement ( each a “Guaranty” and collectively, the “Guaranties”) in the form attached hereto as Exhibit “D” and appropriately completed for each Guarantor.

3. COMPLIANCE WITH LEGAL AND REGULATORY REQUIREMENTS. Section 5(f) of the Agreement is hereby amended and restated in its entirety as follows:

f. Compliance with Legal and Regulatory Requirements. The Company shall use its best efforts to maintain and cause each Subsidiary to use its best efforts to maintain material compliance with the applicable provisions of all federal, state and local statutes, ordinances and regulations and any court orders or orders of regulatory authorities issued thereunder.

4. GUARANTIES. Section 6(c) of the Agreement is hereby amended by the addition of the following clause:

(v)	guaranties made in the ordinary course of business in conjunction with the acquisition of leasehold rights in land, buildings, or offices.

5. DEBT. Section 6(j) of the Agreement limiting the amount of indebtedness for borrowed money which may be incurred by the Company is hereby deleted in its entirety and of no further force or effect.

6. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Amendment, the Company affirms that the representations and warranties contained in the Agreement are correct as of the date of this Amendment, except that: (i) they shall be deemed to also refer to this Amendment as well as all documents named herein; (ii) Section 3(d) of the Agreement shall be deemed also to refer to the most recent audited and unaudited financial statements of the Company delivered to the Bank; and (iii) Section 3(l) of the Agreement containing a representation of the current Subsidiaries of the Company shall be deemed to be modified by deleting the references to Steak n Shake, L.P., an Indiana limited partnership, and to SnSTM, Inc., a Delaware corporation, appearing therein, and by adding Steak n Shake Enterprises, Inc., an Indiana corporation, and Steak n Shake, LLC, an Indiana limited liability company. Further, the Company hereby represents and warrants to the Bank that the Company formed Steak n Shake Merger Corporation, an Indiana corporation, in December, 2004, and merged Steak n Shake Merger Corporation into Kelley Restaurants, Inc. on December 28, 2004, with Kelley Restaurants, Inc. being the surviving entity which then merged on or about December 22, 2005, into Steak n Shake Operations, Inc., with Steak n Shake Operations, Inc. being the surviving entity. The Company further represents and warrants to the Bank that it acquired all of the assets of Creative Restaurants, Inc. on or about July 6, 2006, and created Steak n Shake Enterprises, Inc., an Indiana corporation, as a Subsidiary on December 9, 2005, and created Steak n Shake, LLC, an Indiana limited liability company, as a Subsidiary on December 13, 2005. Steak n Shake, L.P., an Indiana limited partnership, merged in Steak n Shake Operations, Inc. effective December 22, 2005.

7. WAIVERS. The Bank hereby consents to: (i) the Company forming Steak n Shake Merger Corporation, an Indiana corporation, in December, 2004; (ii) merging said Steak n Shake Merger Corporation with and into Kelley Restaurants, Inc. on December 28, 2004, with Kelley Restaurants, Inc. being the surviving entity; (iii) merging Kelley Restaurants, Inc. into Steak n Shake Operations, Inc. on or about December 22, 2005, with Steak n Shake Operations, Inc. being the surviving entity; (iv) the acquisition by the Company of all of the assets of Creative Restaurants, Inc. on or about July 6, 2006; (v) the creation by the Company of Steak n Shake Enterprises, Inc., an Indiana corporation, as a Subsidiary on December 9, 2005; (vi) the creation by the Company of Steak n Shake, LLC, an Indiana limited liability company, as a Subsidiary on December 13, 2005; (vii)the merger of Steak n Shake, L.P., an Indiana limited partnership, into Steak n Shake Operations, Inc. effective December 22, 2005, with Steak n Shake Operations, Inc. being the surviving entity, and the Bank waives any violation of Section 5(e) of the Agreement which may otherwise be deemed to have occurred as a result of any or all of the foregoing. Further, the Bank hereby waives any and all failures by the Company to timely deliver to the Bank the compliance certificates required to be delivered to the Bank on or prior to the date hereof pursuant to Section 5(b)(vi) of the Agreement. Nothing contained in this Section 4 shall be deemed to be waiver of any other term or provision of the Agreement, whether now or in the future, nor shall the Bank be deemed to have waived the same or similar provisions in the future unless specifically stated by the Bank in writing.

8. EVENTS OF DEFAULT. The Company certifies to the Bank that no Event of Default or Unmatured Event of Default under the Agreement, as amended by this Amendment, has occurred and is continuing as of the date of this Amendment except as may be specifically waived herein.

9. CONDITIONS PRECEDENT. As conditions precedent to the effectiveness of this Amendment, the Bank shall have received the following contemporaneously with execution and delivery of this Amendment, each duly executed, dated and in form and substance satisfactory to the Bank:

(i)	This Amendment duly executed by the Company.

(ii)	The Reaffirmation of Guaranty Agreement in the form attached hereto as Exhibit "A" duly executed by Steak n Shake Operations, Inc.

(iii)	The Guaranty Agreement in the form attached hereto as Exhibit "B" duly executed by Steak n Shake Enterprises, Inc.

(iv)	The Reaffirmation of Guaranty Agreement in the form attached hereto as Exhibit "C" duly executed by SnS Investment Company.

(v)
Resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance, respectively, of this Amendment and all other Loan Documents provided for in this Amendment to which the Company is a party certified by the Secretary of the Board of Directors of the Company as being in full force and effect and duly adopted as of the date hereof.

(vi)
The Certificate of the Secretary of the Board of Directors of the Company certifying the names of the officer or officers authorized to execute this Amendment and all other Loan Documents provided for in this Amendment to which the Company is a party, together with a sample of the true signature of each such officer, dated as of the date of this Amendment.

(vii)
Resolutions of the Board of Directors of Steak n Shake Operations, Inc., an Indiana corporation, authorizing the execution, delivery and performance, respectively, of its Reaffirmation of Guaranty Agreement and all other Loan Documents provided for in this Amendment to which Steak n Shake Operations, Inc. is a party certified by the Secretary of the Board of Directors of Steak n Shake Operations, Inc. as being in full force and effect and duly adopted as of the date hereof.

(viii)
The Certificate of the Secretary of the Board of Directors of Steak n Shake Operations, Inc. certifying the names of the officer or officers authorized to execute its Reaffirmation of Guaranty Agreement and all other Loan Documents provided for in this Amendment to which Steak n Shake Operations, Inc. is a party, together with a sample of the true signature of each such officer, dated as of the date of this Amendment.

(ix)
Resolutions of the Board of Directors of Steak n Shake Enterprises, Inc., an Indiana corporation, authorizing the execution, delivery and performance, respectively, of its Guaranty Agreement and all other Loan Documents provided for in this Amendment to which Steak n Shake Enterprises, Inc. is a party certified by the Secretary of the Board of Directors of Steak n Shake Enterprises, Inc. as being in full force and effect and duly adopted as of the date hereof.

(x)
The Certificate of the Secretary of the Board of Directors of Steak n Shake Enterprises, Inc. certifying the names of the officer or officers authorized to execute its Guaranty Agreement and all other Loan Documents provided for in this Amendment to which Steak n Shake Enterprises, Inc. is a party, together with a sample of the true signature of each such officer, dated as of the date of this Amendment.

(xi)
Resolutions of the Board of Directors of SnS Investment Company, an Indiana corporation, authorizing the execution, delivery and performance, respectively, of its Reaffirmation of Guaranty Agreement and all other Loan Documents provided for in this Amendment to which SnS Investment Company is a party certified by the Secretary of the Board of Directors of SnS Investment Company as being in full force and effect and duly adopted as of the date hereof.

(xii)
The Certificate of the Secretary of the Board of Directors of SnS Investment Company certifying the names of the officer or officers authorized to execute its Reaffirmation of Guaranty Agreement and all other Loan Documents provided for in this Amendment to which SnS Investment Company is a party, together with a sample of the true signature of each such officer, dated as of the date of this Amendment.

(xiii)	A complete copy of the Articles of Incorporation for Steak n Shake Enterprises, Inc. certified as complete and correct as of a recent date by the Indiana Secretary of State.

(xiv)	A complete copy of the By-Laws of Steak n Shake Enterprises, Inc. certified as complete and correct by the Secretary of the Board of Directors of Steak n Shake Enterprises, Inc. as the date hereof.

(xv)	A Certificate of Existence for Steak n Shake Enterprises, Inc. issued as of a recent date by the Indiana Secretary of State.

(xvi)	A Certificate of Solvency completed by Steak n Shake Enterprises, Inc. in the form attached to its Guaranty Agreement completed by Steak n Shake Enterprises, Inc. as of the date hereof.

(xvii)	Payment of the fees of counsel to the Bank incurred in connection with this Amendment (Kroger, Gardis & Regas, L.L.P.).

10. PRIOR AGREEMENTS. The Agreement, as amended by this Amendment, supersedes all previous agreements and commitments made or issued by the Bank with respect to the Loans and all other subjects of this Amendment, including, without limitation, any oral or written proposals which may have been made or issued by the Bank.

11 EFFECT OF AMENDMENT. The provisions contained herein shall serve to supplement and amend the provisions of the Agreement. To the extent that the terms of this Amendment conflict with the terms of the Agreement, the provisions of this Amendment shall control in all respects.

12. REAFFIRMATION. Except as expressly amended by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect as originally written and as previously amended.

13. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which when taken together shall be one and the same agreement.

IN WITNESS WHEREOF, the Company and the Bank by their respective duly authorized officers have executed and delivered in Indiana this Sixth Amendment Credit Agreement as of September 11, 2006.

THE STEAK N SHAKE COMPANY, an Indiana corporation

By:    /s/ David C. Milne

David C. Milne, Secretary   (Printed Name and Title)

FIFTH THIRD BANK (CENTRAL INDIANA), a Michigan banking corporation

By:  _/s/ Andrew M. Cardimen________________________
Andrew M. Cardimen, Vice President and Senior Relationship Manager

SCHEDULE OF EXHIBITS*

Exhibit "A"	-	Reaffirmation of Guaranty Agreement (Steak n Shake Operations, Inc.)

Exhibit "B"	-	Guaranty Agreement (Steak n Shake Enterprises, Inc.)

Exhibit "C"	-	Reaffirmation of Guaranty Agreement (SnS Investment Company)

* Exhibits not included in filing